EXHIBIT 23.2

[Letterhead of GLJ Petroleum Consultants LTD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS

Re: Marathon Oil Corporation

We hereby consent to the references in this Annual Report on Form 10-K of Marathon Oil Corporation (“the Company”), to our reserve reports relating to the estimated quantities of proved reserves of oil, gas and synthetic crude oil, net to the Company’s interest. We also consent to the incorporation by reference of such reports in the Registration Statements indicated below.

Form S-3ASR:	Relating to:

Reg. No.	333-146772	Common Stock
	333-168171	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units
	333-157824	Dividend Reinvestment and Direct Stock Purchase Plan

Form S-8:	Relating to:

Reg. No.	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	33-41864	1990 Stock Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ James H. Willmon, P.Eng.

James H. Willmon, P. Eng.
Vice-President

Calgary, Alberta CANADA

February 29, 2012